Exhibit 10.77

Restricted Stock Unit Grant Agreement

[Participant Name]

Fifth Third Bank, NA (the “Company”) would like to acknowledge your important role and the value you bring to our organization. As an expression of our commitment and desire to retain you, it is my pleasure to inform you that you are hereby granted the opportunity to earn an award of Restricted Stock Units (“Grant”), subject to the terms and conditions contained in this Grant Agreement, the applicable Long-Term Incentive Compensation Program Overview (“Overview”) and the terms of the Fifth Third Bancorp 2021 Incentive Compensation Plan (the “Plan”) (collectively, the Grant Agreement, Overview, and Plan shall be referred to herein as the “Grant Terms”). In addition, you understand and agree that as a condition of accepting this award, between the date of acceptance of this Grant and March 3, 2025, the Company may determine the need to place you in another role within the organization, based on business need. In such an event, your acceptance of this Grant further requires acceptance of the role and that you be available to assist with and otherwise fully cooperate with the transition of any required duties as needed.

Grant Date of Restricted Stock Units     [GrantDate]
Total Number of Restricted Units Granted [QuantityGranted]
Performance Goals Adjusted Return on Tangible Common Equity (ROTCE)
                                                                                     and Annual Risk Performance Evaluation Rating of
                                                                                     “Effective” or Above

The Restricted Stock Units subject to this Grant will vest on the third anniversary of the Grant Date, contingent on you continuing to perform your assigned duties in a satisfactory manner, as determined in the sole discretion of the Company, and remaining employed in your current position (or any later assigned positions) with the Company, through March 3, 2025.
Separation from employment prior to March 3, 2025, impacts the vesting and earning of this Grant. For details on the impact of employment separations, please review the Grant Terms. However, during this period between the acceptance of the Grant and March 3, 2025 because the Grant is given to you as a special retention incentive, notwithstanding anything to the contrary in the Grant Terms or elsewhere, the concept of “Retirement” or of resignation or termination for “Good Reason” (or any like term or concept) will not apply to the Grant, meaning that no further earning, vesting or any other beneficial treatment will apply to the Grant upon any separation that would otherwise qualify as “Retirement” or resignation or termination for “Good Reason” (or any like term or concept) under the Grant Terms, the Fifth Third Bank, National Association Executive Severance Benefits Plan, the Fifth Third Bancorp Executive Change in Control Severance Plan, or any other plan, agreement or arrangement of the Company or any of its affiliates.
Any bonus, commission, compensation, or awards granted to you under the Plan is subject to recovery, or “clawback” by the Company in such amount and with respect to such time period as the Committee shall determine to be required by policy, applicable law, rules, or regulations if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by law. In addition, all executive compensation plans and awards are automatically amended as necessary to comply with the requirements and/or limitations under any other laws, rules, regulations, or regulatory agreements up to and including a revocation of this Grant.
Acceptance of the benefits set forth in this confirms your agreement to the Grant Terms except as modified herein, copies of which were delivered with this Grant Agreement, including the Confidential Information and Non-Solicitation Agreement located on the following pages. In the event of any conflict between the terms of this Grant Agreement, the Overview and the Plan, the terms of the Overview shall control, followed by this Grant Agreement and then the Plan. In addition, you confirm that you have received, or have access to, the 2021 Incentive Compensation Plan Prospectus.

This Award will expire by its own terms unless accepted within 60 days of the grant date.
For Fifth Third Bancorp:
                                        [GrantDate]

Tim Spence
President and Chief Executive Officer

[AcceptanceDate]
[Signature]

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

CONFIDENTIAL INFORMATION AND NON-SOLICITATION AGREEMENT
This Confidential Information and Non-Solicitation Agreement (“Agreement”) is made by and between Fifth Third Bancorp (which includes its subsidiaries and/or affiliated entities, hereinafter collectively referred to as “the Company”) and the undersigned Employee.
RECITALS
A.The Company is a diversified financial services company that operates three main businesses - Commercial Banking, Consumer and Small Business Banking, and Wealth and Asset Management.
B.The Company has informed Employee herein that the execution of this Agreement, being in the best interests of the Company, is a condition of employment of the Employee or, in the case of an existing employee, to the continued employment of the Employee by the Company.
C.The Company has informed Employee herein that the execution of this Agreement is a condition of the receipt of any Long-Term Incentive Award issued under the Fifth Third Bancorp 2021 Incentive Compensation Plan.
NOW, THEREFORE, in consideration of the Recitals and the mutual covenants contained herein, it is mutually agreed as follows:
AGREEMENT
SECTION I.    COVENANT NOT TO USE CONFIDENTIAL INFORMATION
A.As a necessary function of Employee’s employment with the Company, Employee will have access to, use, receive, and otherwise acquire various kinds of customer, business, and technical information relating to the Company’s business that is of a confidential nature to the Company, whether or not such information is specifically labeled as “confidential”. Employee agrees that such confidential information includes, for example, the following:
Current, prospective and former customer names and information, including but not limited to contact, financial and account information; product information; compensation plans and arrangements, including incentive compensation plans; performance specifications; pricing, profit margin, and other financial information; product specifications; vendor information; Company training, reference and/or educational materials; Company forecasts/plans/pipelines; objectives and strategies; quality control and/or compliance standards; business referrals, suppliers, and customer lists; unpublished works of any nature whether or not copyrightable; business plans; Company research and/or development materials relating to the Company’s business; information contained in pending patent applications; inventions, technical improvements, and ideas; and all other information and knowledge in whatever form used or useful in management, marketing, purchasing, finance, or operations of the Company’s business and any compilation of such information and all other similar information used by the Company that is not available to those outside of the Company (hereinafter collectively referred to as “Confidential Information”).
B.Employee also understands that he or she will occupy a position of confidence and trust with respect to the Company’s Confidential Information during his or her employment. Employee acknowledges and agrees that such Confidential Information is not generally known outside of the Company, that the Company has taken measures to guard the secrecy of its Confidential Information, that such information is extremely valuable and an essential asset of the Company’s business, and that such information, if disclosed without authorization to a third party or used by Employee for purposes other than conducting the Company business would cause irreparable harm to the Company and/or its customers.
C.Employee further agrees that, during Employee’s employment with the Company and following his or her termination for whatever reason, Employee will not disclose or use, directly or indirectly, or authorize or permit anyone under his or her direction to disclose to anyone, any Confidential Information of the Company that he or she obtains during the course of his or her employment relating to or otherwise concerning the business of the Company, whether or not acquired, originated, or developed in whole or in part by Employee.
D.The obligations set forth herein shall not apply to any trade secrets or Confidential Information that has become generally known to competitors of the Company through no act or omission of Employee, nor shall the obligations set forth herein apply to disclosures made pursuant to the Sarbanes-Oxley Act of 2002. However, Employee agrees that after termination of employment he or she will not compile pieces of information from several sources and assemble them together in any manner in an attempt to circumvent a violation of his or her confidentiality obligations to the Company or attempt to demonstrate thereby that any of the Confidential Information is in the public domain.
E.Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
F.Employee understands that nothing contained in this Grant Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Grant Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

SECTION II.    COVENANT PROHIBITING COMPETITION AND SOLICITATION OF CUSTOMERS
Confidential Information and Trade Secrets of the Company gained by Employee during employment is developed by the Company through substantial expenditures of time, effort, and financial resources, and constitutes valuable and unique property of the Company. Employee acknowledges, understands, and agrees that the foregoing makes it necessary for the protection of the Company’s business that Employee does not divert business of the Company’s customers from the Company and that he or she maintain the confidentiality and integrity of Confidential Information and Trade Secrets. Therefore, Employee agrees that during his or her employment and for a period of one (1) year thereafter he or she will not:
A.Enter into an ownership, consulting or employment arrangement with, or render services for, any individual or entity rendering services or handling products competitive with the Company in any territory to which Employee was assigned and/or for which Employee was responsible for during the twenty-four (24) month period preceding Employee’s departure from the Company;
B.Solicit, divert, entice, or take away, or attempt to solicit, divert, entice or take away any customers in the Covered Territory with whom Employee had contact, involvement, or responsibility or regarding which Employee received Confidential Information (as defined in Section I.A. above) during the last two (2) years of employment with Fifth Third (the “Look Back Period”) (such customers to be referred to as “Customer(s)”) for the sale or provision of any product or service that competes with a product or service offered by Fifth Third and/or as to which Employee had material-involvement or about which Employee received confidential or proprietary information during the Look Back Period. “Covered Territory” is the geographic territory where Employee worked, to which Employee was assigned and/or for which Employee was responsible at any time during the Look Back Period;
C.Directly or indirectly solicit, divert, entice or take away any potential customer or business identified, selected or targeted by the Company in the Covered Territory with whom he or she had contact, involvement or responsibility during his or her employment with the Company during the Lookback Period, or attempt to do so for the sale of any product or service that competes with a product or service offered by the Company and as to which Employee had material involvement or about which Employee received Confidential Information during the Look Back Period; or
D.Accept or provide assistance in the accepting of (including, but not limited to, providing any service, information or assistance or other facilitation or other involvement) business or orders from customers or any potential customers of the Company in the Covered Territory with whom he or she has had material contact, involvement, or responsibility on behalf of any third party or otherwise for his or her own benefit.
Nothing contained in this Section shall preclude Employee from accepting employment with or creating his or her own company, firm, or business that competes with the Company so long as his or her activities do not violate any of the terms of this Agreement.
If Employee is located in either Nebraska or Oklahoma, the provisions of this Section II.(C). concerning potential customers shall not apply.
If Employee is located in Colorado, any choice of law, jurisdiction or venue provision in this Agreement does not apply with respect to any claims relating to Sections I-III.  Such claims (and only such claims) will be governed by Colorado law and may be adjudicated in the state or federal courts of Colorado.
SECTION III.    COVENANT NOT TO SOLICIT EMPLOYEES
Employee agrees that during his or her employment with the Company and for a period of one (1) year thereafter, he or she will not directly or indirectly, recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employee of the Company, nor encourage any such employee to leave the employment of the Company. Among other things, this paragraph means that Participant agrees not to engage in discussions with any officer, manager, employee, or independent contractor of the Company in an attempt to induce or encourage the individual to end his or her relationship with the Company, not to share any Company officer, manager, employee, or independent contractor’s name or contact information with any other person or entity so that the person or entity can speak to the Company’s officer, manager, employee, or independent contractor about potentially leaving the Company, and not to participate in any interviewing or hiring of a Company officer, manager, employee, or independent contractor.

SECTION IV.    EMPLOYEE WARRANTIES
Employee represents and warrants that his or her employment with the Company and the performance of this Grant Agreement will not violate any express or implied obligation to any former employer or other party. Employee further represents that he or she has not brought with him or her and will not use or disclose during his or her employment with the Company any information, documents, or materials subject to any legally enforceable restrictions or obligations as to confidentiality or secrecy. Furthermore, Employee shall not make any agreements with or commitments to any person, firm, or corporation that would prevent, restrict, or hinder the performance of Employee’s duties and obligations under this Grant Agreement. In addition, Employee agrees that he or she shall share a copy of this Grant Agreement with any subsequent employer in order to ensure that there is no violation hereof, and Employee consents to the Company sharing a copy of this Grant Agreement with any such employer.
SECTION V.    OTHER PROVISIONS
A.Forfeiture and Clawback: If Employee breaches any of the terms of the restrictive covenants in Sections I., II., or III. of this Grant Agreement or if, at any time within the two (2) years after Employee separates from employment with the Company for any reason, Employee enters into an ownership, consulting, or employment arrangement with, or render services for, any individual or entity rendering services or handling products competitive with the Company, (a) the terms of Sections I., II., or III. of this Grant Agreement will be extended by the period of the breach, (b) any and all Restricted Stock Units granted under this Grant Agreement that are not yet vested shall be immediately and irrevocably forfeited, and (c) the Company shall have the right to clawback all restricted stock units awarded under this Grant Agreement (as well as any Shares (or the cash value of such Shares, if sold by Employee) or cash received by Employee in settlement of any vested restricted stock units. This paragraph does not constitute the Company’s exclusive remedy for any violation by Employee of his/her restrictive covenant obligations set forth in Sections I., II., or III. of this Grant Agreement, and the Company may seek additional legal or equitable remedies, including injunctive relief, for any action by Employee as described in this Section V.(A).
B.Governing Law and Arbitration: This Grant Agreement and all the rights, duties and remedies of the parties hereunder shall be governed by the laws of the state of Ohio. The parties expressly consent that any action or proceeding relating to this Grant Agreement or any other agreement entered into with respect to this Grant Agreement will be brought solely through binding arbitration pursuant to the terms and conditions of the Executive Severance Benefits Plan Mutual Agreement to Arbitrate entered into by the Company and Employee.
C.Severability: If any provision of this Grant Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable.
D.Waiver/Modification: No waiver or modification of this Grant Agreement will be valid unless in writing and duly executed by the party against whom enforcement is sought. Failure of the Company to enforce any provision of this Grant Agreement shall not be construed as a waiver of such provision or of the right of the Company thereafter to enforce each and every provision.
E.At-Will Nature Of Employment: Employee understands that nothing in this Grant Agreement requires him or her to continue employment with the Company for any particular length of time or requires that the Company continue to employ him or her for any particular length of time.
F.Successors/Assigns: The terms and provisions of this Grant Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company (including but not limited to any corporate successor of The Company) and Employee’s heirs, executors and personal representatives. As part of this provision, Employee understands and agrees that should Employee become employed by another entity owned or otherwise affiliated with Fifth Third Bancorp (such as its subsidiaries, divisions or unincorporated affiliates), the obligations of this Grant Agreement follow Employee to such other entity automatically and without further action, and that entity becomes the “Company” within the meaning of this Grant Agreement.
G.Obligation To Comply With Other Laws: The duties Employee owes the Company under this Grant Agreement shall be deemed to include federal, state and common law obligations of employees to their employers. This Grant Agreement is intended, amongst other things, to supplement the provisions of state trade secret law and duties Employee owes the Company under common law, including but not limited to the duty of loyalty, and does not in any way supersede any of the obligations or duties Employee otherwise owe the Company.
H.Entire Agreement. This Grant Agreement sets forth the entire agreement between the Company and Employee, and fully supersedes any and all prior agreements or understandings, whether written or oral, between Employee and the Company concerning the subject matter of this Grant Agreement. Notwithstanding the foregoing, this Grant Agreement does not alter the Fifth Third Bank, National Association Executive Severance Benefits Plan or the Fifth Third Bancorp Executive Change in Control Severance Plan, each of which shall survive in accordance with their respective terms.
I.Other Agreements: This Grant Agreement is in addition to and not in lieu of other non-solicitation, non-disclosure, and non-competition obligations Employee may owe to the Company.

J.Attorney’s Fees: If the Company must enforce any of its rights under this Agreement through legal proceedings, Employee agrees to reimburse the Company for all reasonable costs, expenses, and attorney’s fees incurred by it in connection with the enforcement of its rights.
K.Injunctive Relief: Employee acknowledges that should Employee violate any of the provisions of this Agreement, the Company will suffer irreparable harm and not have adequate an adequate remedy at law. Accordingly, Employee agrees that the Company may seek injunctive relief to restrain any such violation, as well as equitable relief, in a court of competent jurisdiction.
L.Counterparts: This Agreement may be signed in counterparts.
THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. They further acknowledge that they have exercised due diligence in reviewing this Agreement, and that each has been advised to, and has had adequate opportunity to consult with legal counsel or other advisors to the extent that each deemed such consultation necessary.